Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q2 2022 Results Conference Call September 1, 2021 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Jon D. Lopez, Analyst, The Vertical Group
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alex Rygiel, Analyst, B. Riley Securities, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Alex Dwyer, Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Good day and thank you for standing by. Welcome to the Dycom Industries, Inc. Second Quarter Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there will be a question-and-answer session. [Operator Instructions]. Please be advised that today's conference is being recorded [Operator Instructions].

I would now like to hand the conference over to your host today, Steve Nielsen, President and Chief Executive Officer. Please go ahead.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, operator. Good morning, everyone. I'd like to thank you for attending this conference call to review our second quarter fiscal 2022 results. Going to slide 2, during this call we will be referring to a slide presentation which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now, I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from our current projections, including those risks described in our annual report on Form 10-K filed March 5, 2021 together with our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now moving to slide 4 and a review of our second quarter results. As we review our results, please note that in our comments today and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the quarterly reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

To begin, I want to express my sincere thanks to our employees who have served our customers with real fortitude in difficult times over the last 18 months. Now, for the quarter.

Revenue was $787.6 million, an organic decrease of 4.4%. As we deployed 1-gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from two of our top five customers. Gross margins were 17.29% of revenue reflecting the continued impacts of the complexity of a large customer program and revenue declines year-over-year with other large customers.

General and administrative expenses were 8.2%, and all of these factors produced Adjusted EBITDA of $73.8 million, or 9.4% of revenue, and Adjusted Earnings Per Share of $0.60 compared to Earnings Per Share of $1.18 in the year-ago quarter. Liquidity was solid at $299.1 million and operating cash flow was $17.3 million.

During the quarter, we repurchased 631,638 shares for $50 million.

And subsequent to the end of the second quarter, we received a two-year award for fiber construction in a number of states valued at approximately $400 million to $500 million.

Now going to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1-gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies. Industry participants have stated their belief that a single high-capacity fiber network can most cost-effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment.

This view is increasing the appetite for fiber deployments, and we believe that the industry efforts to deploy high-capacity fiber networks continues to meaningfully broaden our industry's set of opportunities.

Over the last year, six of our top 10 customers have announced substantial new plans for deployments of fiber-to-the-home totaling over 40 million passings. In fact, one key customer recently announced plans for a strategic divestiture whose stated purpose is to increase fiber investment in both its divested and retained service territories.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The wide and active participation in the FCC RDOF auction augurs well for dramatically increased rural network investment. In addition, an increasing number of states are commencing initiatives that will provide funding for telecommunications networks separate from the FCC RDOF program. We're providing program management, planning, engineering and design; aerial, underground and wireless construction; and fulfillment services for 1-gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers, including customers who have initiated broad fiber deployments as well as customers who have resumed broad deployments.

These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives. We continue to provide integrated planning, engineering and design; procurement and construction; and maintenance services to several industry participants.

Macroeconomic effects and potential supply constraints may influence the near-term execution of some customer plans. Broad increases in demand for fiber optic cable and related equipment may impact delivery lead times in the short to intermediate term. In addition, the market for labor continues to tighten in regions around the country. It remains to be seen how extensive these conditions will be and how long they may persist. Furthermore, the automotive supply chain is currently challenged particularly for the large truck chassis required for specialty equipment. As we contend with these factors, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. During the quarter, organic revenue decreased 4.4%. Our top five customers combined produced 65.7% of revenue, decreasing 18.0% organically. Demand increased for two of our top five customers. All other customers increased 39.9% organically.

AT&T was our largest customer at 22.5% of total revenue, or $177.5 million. AT&T grew 31.9% organically. This was our second consecutive quarter of organic growth with AT&T. Revenue from Comcast was $121.7 million, or 15.5% of revenue. Comcast was Dycom's second largest customer. Lumen was our third largest customer at 12.1% of revenue, or $95.4 million. Verizon was our fourth largest customer at $90.8 million, or 11.5% of revenue. And finally, revenue from Frontier was $31.9 million, or 4.0% of revenue. Frontier grew 161.4% organically and was a top five customer for the first time.

This is the tenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. In fact, the 39.9% organic growth rate with these customers is the highest growth rate in at least nine years.

Of note, fiber construction revenue from electric utilities was $51.6 million in the quarter, or 6.6% of total revenue. This activity increased organically 92.1% year-over-year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years, we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1-gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to slide 7. Backlog at the end of the second quarter was $5.895 billion versus $6.528 billion at the end of the April 2021 quarter, decreasing approximately $633 million. Of this backlog, approximately $2.655 billion is expected to be completed in the next 12 months. We continue to anticipate substantial future opportunities across a broad array of our customers.

For Windstream, a construction and maintenance agreement in Kentucky. From AT&T, construction and maintenance agreements in Wisconsin and Ohio. For Comcast, a fulfillment agreement for Washington, Illinois, Michigan, Massachusetts, New Jersey, and Pennsylvania. From Lumen, an engineering agreement for Washington, Oregon, Idaho, Montana, Wyoming, Utah, Arizona, Colorado, New Jersey, Virginia, and North Carolina. For DISH Network, a wireless construction agreement in North Carolina and South Carolina. From various electric utilities, fiber construction agreements in Missouri, Tennessee, Mississippi, and Georgia and various rural fiber deployments in Wisconsin, Indiana, Tennessee, South Carolina, and Georgia.

Headcount increased during the quarter to 14,674.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q2 were $787.6 million, a decrease of 4.4% compared to Q2 of last year. Adjusted EBITDA was $73.8 million, or 9.4% of revenue. Gross margins of 17.3% in Q2 decreased 285 basis points from the year-ago period. Gross margins were approximately 85 basis points lower than our expectations as revenue was lower than expected for several large customers, and this impacted our operating leverage.

G&A expense was at 8.2% of revenue, in line with Q2 2021. Non-GAAP Adjusted Net Income was $0.60 per share in Q2 2022 compared to net income of $1.18 per share in Q2 2021. The variance resulted from the after-tax decline in Adjusted EBITDA, higher interest expense and lower gains on asset sales, offset by lower stock-based compensation, depreciation and amortization.

Now going to slide 9. Our financial position and balance sheet remains strong. We ended the quarter with $500 million of senior unsecured notes, $350 million of term loan, no revolver borrowings, and $58.3 million principal amount of convertible notes. Cash and equivalents were $261.9 million at the end of Q2. $58.3 million is expected to be used to repay our convertible notes due September 2021. Liquidity was solid at $299.1 million at Q2. Our capital allocation prioritizes organic growth followed by opportunistic share repurchases and M&A within the context of our historical range of net leverage.

Going to slide 10. Operating cash flows were $17.3 million in the quarter. Capital expenditures were $35.5 million during Q2, net of disposal proceeds, and gross CapEx was $36.7 million. During Q2, we repurchased 631,638 shares of our common stock at an average price of $79.16 per share for $50 million. As of the end of Q2, we have a remaining authorization of $100 million for share repurchases through August 2022. The combined DSOs of accounts receivable and net contract assets were at 125 days, an improvement of 3 days sequentially from Q1 2022.

Now going to slide 11. For Q3 2022, the company expects contract revenues in line as compared to Q3 2021 and Non-GAAP Adjusted EBITDA as a percentage of contract revenues to decrease compared to Q3 2021. We expect year-over-year gross margin decline of approximately 125 basis points and G&A increase of approximately 50 basis points. We expect approximately $8.8 million of Non-GAAP Adjusted Interest Expense and $0.3 million for the amortization of the debt discount on convertible notes for total interest expense of approximately $9.1 million during Q3. We expect a Non-GAAP effective income tax rate of approximately 27% and diluted shares of 30.6 million.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 12. Within a recovering economy, we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged with the emerging breadth in our business. Our extensive market presence has allowed us to be at the forefront of the evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable 1-gigabit high-speed connections. Increasingly, rural electric utilities are doing the same. Cable operators are deploying fiber to small and medium businesses and enterprises; a portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream. Wireless construction activity in support of newly available spectrum bands is beginning and expected to increase next year. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry continue to contend with the COVID-19 pandemic, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies and the prospects for our company, the capabilities of our dedicated employees and the experience of our management team.

Now operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you [Operator Instructions] And it looks like our first question is going to come from the line of Adam Thalhimer with Thompson Davis. Your line is open. Please go ahead.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.

Hey. Good morning, guys.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Adam.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.

Steve, how much did the large customer program negatively impact margins in Q2 and what's your thought on when that begins to ease?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. So if you look at controlling for that program's impact on margins, the EBITDA margin would've been in line as it has been in other periods with the long-term average. And I would say just an additional color that some of the new programs were net-positive to that and some of the customers who seem to be a little bit slower were a little bit of a drag. But the central tendency was around that long-term average controlling for that program.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.

And then just on the second part of that. When do you think that that headwind begins to ease?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we continue to work down and close out the project. The balance year-over-year that we're working on closing out is down about 25%. The amount of cash that came in sequentially reduced to in excess of $25 million, so I think we continue to make progress and we hope that that progress will continue, if not accelerate through the balance of the fiscal year.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.

Okay. And then the $400 million to $500 million fiber award, can you tell us if that was from an MSO or from a telco customer? And then, kind of how do you think about the revenue or anything?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So we'll have more to say about it on the next call, but I would say we were encouraged by the breadth of the award geographically.

Adam Robert Thalhimer
Analyst, Thompson Davis & Co., Inc.

Okay. I'll turn it over. Thank you.

Operator

Thank you. And our next question comes from the line of Brent Thielman with D.A. Davidson. Your line is open. Please go ahead.

Brent Thielman
Analyst, D. A. Davidson & Co.

Hey, thanks. Good morning, Steve, Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning, Brent.

Brent Thielman
Analyst, D. A. Davidson & Co.

Hey, Steve, some of the supply and labor constraints discussed last quarter, and I think you noted again in this call, what impact do you think that's having on the ramp in deployment right now?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So I think it's as we talked about on the last call, Brent, I mean, clearly we're able to grow the business. So we're encouraged with AT&T growing in excess of 31% total. But probably the more interesting number, Brent, is that on the wireline side of the business it was in excess of 75% year-over-year organically. So we're certainly able to grow the business, grew the business with Frontier, but I would say that there have – that rate of growth might have been even higher absent the constraints.

I think the other thing that was more impactful towards the end of the quarter was clearly the Delta variant has had an impact on the number of people that we've had in quarantine. Unlike the last peak during the winter when we weren't all that busy, we're busier now and so that certainly had some impact on what we were able to deliver and certainly had some impact on cost with respect to overtime.

Brent Thielman
Analyst, D. A. Davidson & Co.

Okay, that's helpful. And Steve, Lumen I think was expected to slow but was a little more than I would've expected. Can you just talk about what you're seeing with that customer?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So with respect to Lumen?

Brent Thielman
Analyst, D. A. Davidson & Co.

Yeah.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I want to make sure, yeah. With respect to Lumen, so clearly after the end of our quarter, they announced a strategic divestiture of a number of their states, primarily east of the Mississippi. They represent about a quarter of the revenue that we have with that customer, and so it was a little bit slow. I think in general, we're really encouraged by that transaction because I think as they said, they've identified kind of an incremental 12 million to 13 million homes of potential for fiber-to-the-home in the service territory they're retaining. And Apollo has spoken that the purpose of the transaction was to invest in fiber in the 20 states that they're acquiring. So I think that may have impacted some of the slowness in the business in the first half of the year with the benefit of the news in hindsight, but certainly encouraging as to what the transaction can untap or unleash from the rest of the business.

Brent Thielman
Analyst, D. A. Davidson & Co.

Okay. And lastly, Steve, do you think Verizon continues to shrink as a percentage of the business over the near-term? I mean, I don't see any award activity or extensions at least listed in the presentation here.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Brent, we continue to work through closing out programs. I think there may be some opportunities as they get into another budget year, but we'll just have to see. Recently, they made comments which were encouraging about revisiting some of their fiber build plans in their existing ILEC service territory, so we'll just see how they play out.

Brent Thielman
Analyst, D. A. Davidson & Co.

Okay, great. Thank you.

Operator

Thank you. And our next question comes from the line of Eric Luebchow with Wells Fargo. Your line is open. Please go ahead.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Great. Thanks for taking the question. So Steve, on the – there's been some concerns about labor cost inflation just generally in the industry. So maybe can you talk through like any contractual provisions you have with your customers to kind of help pass through some of those higher labor expenses and kind of what impact that could have on your margins? Have you seen any of that yet or if there's any implied in your guidance for the October quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Right. So I think within the existing book of business, there are some agreements we have that have annual increases. Some of those are index-related or they're just a negotiated amount. There are others where there are – the opportunity is on the renewal of the agreement. I think where it's more important that we're focused on is to be careful about how we think about the forward cost curve and so that as we sign up for new business, which is of real importance to our customers, that we're in a position to be able to successfully supply the labor that they need. And I think we've been able to do that so far, but we're going to continue to work hard on that. We've been through these cycles before. This one may be a little more pronounced than what I've seen before, but it's always a combination of provide valuable service and make sure that as you commit resources to incremental opportunity that you get the price right.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Great. I guess related to that, Steve, I mean, in other periods of labor market tightness like this, do you see any opportunities to actually increase your share as some of your larger customers may be less likely or less able to in-source some of their fiber deployments?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Historically, Eric, insourcing has not been a big factor in the business, so I don't know that we've seen that in prior periods. I do think that it certainly gives every incentive to continue to focus on building a broad labor pool through outsourcing where we can reach across the country. I mean, we have one program right now where we moved resources literally from one corner of the country to the other because that was where the opportunity was and we had the ability to shift those resources.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Great. And then just one more for me, Steve. I might've missed what you said on the wireless business but I was interested. Looks like you've got a DISH award. Wondering if you're seeing more broad opportunities within wireless today, whether that's C-band deployments, T-Mobile's network integration or the DISH network build. Just any color on what you're seeing from the wireless side of the business would be helpful.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think our wireless business in total, Eric, was still down year-over-year and I think that reflects this what I'll call a gathering phase for C-band deployments primarily. We have received something in excess of 500 sites that are in – in site acquisition right now for C-band deployments. And I think as you know probably better as well as we do, as we look into 2022 and 2023 those C-band deployments will accelerate. Have to understand the geography and which band is where and when it clears. But clearly, I think the entire wireless industry is looking ahead to a better 2022.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Okay, great. Thank you, Steve.

Operator

Thank you. And our next question comes from the line of Jon Lopez with Vertical Group. Your line is open. Please go ahead.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Hey. Thanks very much. Good morning, guys. I had a couple quick ones, if I could. The first one, I just wanted to clarify on the guidance. I think a year ago, there was like $8 million or $9 million of storm work. So I think Drew, you're saying nominal contract revenues flat so organically, theoretically up a bit year-on-year. Is that the right way to think about those things?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Jon. This is Drew. That's what we have in the slide and spoke of.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. And the other thing, Jon, is in the current guidance for this October quarter, we have not factored in any storm work. It's just too early to see the consequences of this Hurricane Ida, whether there'll be some amount in there. So Drew's guidance does not include – in accordance with how we've always done it, we have no storm in there for the current quarter.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Got you, helpful. Second thing, I'm wondering if you could spin back. I think a couple of questions ago you mentioned something about the Verizon contract and there was a down 25% reference. That reference is to the sort of troubled portion of that business down 25% year-on-year in fiscal Q2. Do I have those parts right?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

No, Jon. That was with respect...

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Okay.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

...to the working capital tied up in the program, that we continue to be able to get working capital back out of that program. We hope that that actually picks up through the balance of this fiscal year. So it's moving in the right direction. We'd all like it to move more quickly, but we are continuing to make progress on the closeout.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Okay, got you. And then sorry, the last one I want to ask my obligatory backlog question. So your 12-month backlog has now increased year-on-year for three consecutive quarters and sort of high single digits each of the last two. Your greater than 12-month backlog is going the opposite direction. Why is that?

Steven E. Nielsen

President, Chief Executive Officer & Director, Dycom Industries, Inc.

So Jon, as we've talked about before, the total backlog is a function of the duration of the agreements and where we are in these long-term agreements. And so you go through renewal cycles, and if you're in the last year of a renewal cycle on a five-year agreement, right, you have 12 months backlog but you don't have anything in addition for a total. The other thing I would say as we talked about last quarter is particularly on this rural work, it tends to be, the projects are quite large but they tend to be awarded contractually in phases. So you might, just illustrative numbers, you might have a $100 million project but you never have more than $10 million in backlog as you work through phase-to-phase-to-phase. So I just think it's just structurally a little bit different environment than what we've seen from other portions of the business.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Got it. Okay, understood. Thanks very much.

Operator

Thank you [Operator Instructions] And our next question comes from the line of Noelle Dilts with Stifel. Your line is open. Please go ahead.

Noelle C. Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Good morning, Steve and Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning.

Noelle C. Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Good morning. I just wanted to start with a question on AT&T. At a recent conference, they talked about they kind of lowered their planned fiber home passings to 2.5 million from 3 million in this year and they did talk a bit about fiber availability being a factor. That's not necessarily something that we're hearing broadly across the industry and it didn't seem to be something that you cited. So is that a concern as it relates to, again, the pace of the buildout of fiber availability or not really something you're seeing?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So I think as we said in our comments, Noelle, there are certainly some extended lead times around fiber. So customers are having to plan further ahead, although I don't think that was the case in AT&T's situation. So we've talked about our comments about some potential extended lead times. I think to keep the AT&T comment in perspective, I mean, 2.5 million homes in a year from a year where they were essentially doing very little, I think it's been an aggressive ramp. I think they continue to grow and as you can see in our numbers, the business has grown nicely year-over-year. Might've grown a little bit more with a little more fiber, but I think we're pleased with our progress with AT&T, and from the outside looking in I'm impressed with the sheer magnitude of their ambition to grow this year.

Noelle C. Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Right. Okay, got it. And then second, you mentioned in your discussion about margin, that some of the new work is a positive margin contribution. I'm just curious, do you think at this point industry participants are kind of recognizing what's coming in terms of the work next year and/or the final potential stimulus? Are we at a point now where these participants are looking to secure capacity earlier and they're willing to pay more for capacity or do you think we're still getting to that point?

Steven E. Nielsen

President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Look, Noelle, we work for a lot of smart customers that are always taking in market inputs. They have lots of suppliers beyond us, so they're forming their own view of where the market is going. I think what's probably more important than kind of the supply/demand dynamic in the industry for our customers is that they're launching a number of really strategic initiatives. And so when you have a strategic initiative that extends over five, six, seven, eight years, I think you take in a very intentional approach to how you secure capacity to get the work done. So I think it's really, I think customers are really driven by how strategic services are in support of their programs as much as trying to kind of figure out what's it going to cost next Tuesday.

Noelle C. Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thank you.

Operator

Thank you. And our next question comes from the line of Alex Rygiel with B. Riley. Your line is open. Please go ahead.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Thank you. Good morning, Steve and Drew.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Alex.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Steve, can we come back to sort of the equipment availability and more about sort of the equipment that you use to provide the services, and that being yellow equipment or whatnot, rolling stock? Are you seeing – being clearly one of the largest out there in the marketplace, are you seeing opportunities where you have fleet that's available that could possibly take advantage of market share opportunities in the foreseeable future?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think that's always a possibility, Alex. I mean, we have strong and long-term relationships with our suppliers. We're in dialogue with them all the time. This chip situation is a challenge for everybody. I think there's certainly opportunities given the size of our fleet to extend the operating lives, and that can be meaningful in terms of incremental capacity. I think there are financial opportunities. I mean, we got a call about a month ago when we had a supplier that had an order that was canceled by somebody else, and we were their first call and we took all 14 aerial devices. So I think there are opportunities for us to do that, but I don't want to diminish – which is why we've put it in the comments – I mean, that these constraints on the automotive supply chain are real. And so we’ve just got to be aware of those as we plan the business.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

And then coming back to the hurricane that's sort of working its way through the United States right now. Can you remind us how that initially hurts your business and then possibly offers you opportunities? And would you anticipate sort of all the negatives and positives to offset each other in this current quarter or do you think there could be extended negatives and positives that stretch into the future quarters?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Alex, I think it's too early for us to tell with respect to anything beyond the October quarter. Communications is always – the restoration effort around communications is not first and foremost when you have electricity that's out for the area as the size of New Orleans and the surrounding areas, so I think it's a little bit too early to tell. I would say generally, and we've done lots of storm work here over the years, it may provide a benefit in terms of providing restoration services but it also has some negative effects on the rest of the business. And all things being equal, we just assume there will not be any hurricanes or tornados or floods. That would be fine by us.

Alex Rygiel
Analyst, B. Riley Securities, Inc.

Thank you very much.

Operator

Thank you [Operator Instructions] And our next question comes from the line of Alan Mitrani with Sylvan Lake Asset Management.

Your line is open. Please go ahead.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

Great. Thanks. Steve, in response to the question about backlog you talked about possibly being in the last year of some of your contracts but you didn't say that you were, is that the reason why backlog hasn't grown more or do you expect more awards in the next number of months that you're at the end of contracts?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I mean, Alan, that was an illustrative comment that says there's a portfolio of agreements that go through movements and duration and it may not be the last year of agreement. You may have signed a five-year agreement and after you book that initial backlog and have been through two years of it, it's going to be down 40% but that doesn't indicate what the operating run rates are going forward. So it's more of kind of a technical observation than it is anything about the actual portfolio.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

No, I understand what it is but I'm just saying you guys are buying back stock. You're at the bottom of a margin cycle for years it seems like or a new bottom. So I'm just saying it seems like – and all the indications we're getting from customers are that in the next few years they're going to spend. Whether that takes a while for them to get started or not depending on an infrastructure bill or RDOF or whatever it is or closing of private equity deals, it is what it is in terms of timing. My question is since you know what your backlog portfolio looks like, do you guys feel that you have substantial awards coming in the next 12, 18 months based on the contracts that you have?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. So Alan, I wouldn't necessarily focus with the contracts we have but I think the contracts and prospects. So you mentioned the share repurchase. We did buy $50 million worth of stock in the quarter. But I can tell you as we got through the quarter, there were a number of substantial organic growth opportunities that emerged. And from a capital allocation perspective, we always focus on making sure that we can meet customer needs and new growth opportunities. And so we throttled back on the share repurchase because as we saw these opportunities emerge, we want to make sure that we're in a great financial position, which we are, to take advantage of them.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

Great. And then on CapEx, can you talk about – maybe I missed it. What's your guidance for this year on CapEx? Drew, has it changed?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. It hasn't changed since last quarter, Alan. It's $105 million to $125 million, net.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

And we did take in about $36 million in gross CapEx in the quarter.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

Okay. And then it's a strange question, but it seems like used car prices and obviously F-150 prices are really high. I know that's a good portion of some of your vehicle fleet and yet other income for you guys was really low. Do you have a sense of where that's going to be? Did you not sell as much fleet because there were shortages? Can you just talk about where you see that line item? I mean, it's not an operational line item so I know it's impacted your earnings a bit this year, but I'd rather see your business grow than that line necessarily move one way or the other.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. As we said earlier, Alan, we've been really prudent about making sure that we keep operating assets because as the supply chain has been constrained again, we want to be able to grow when opportunities present themselves. And so I don't expect that we'll have an active disposal program. It's kind of a related loop, right? If we could get new assets, we'd sell more but then the prices wouldn't be as high in the used market.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

Okay. And then one more question if I can, just bigger picture in terms of the infrastructure bill as it relates to your business. Are you worried that in general guys may push off some spending until the bill is passed and the effects come in because they want to take advantage of government money and matching money and others as opposed to spending privately?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So it's an interesting question, Alan, and it's one that we can really only speculate about. But I would say there's really been a couple of effects that we could speculate about. I mean, one is remember that the infrastructure money is for unserved and underserved areas. And so to the extent that we have customers that are incumbents in those areas and they have plans to upgrade the capacity of the networks, I think if anything the prospect of government funding in those areas may encourage them to go faster so that as the broadband mapping works out that the areas that they serve no longer fall in the area that's eligible for government funding. So actually, I would think its the other way.

I think on the other hand, there are a number of statewide programs that are operating independent of the infrastructure bill. And so regardless of whether it passes or in what form, we've seen a number of announcements of substantial sums at the state level. So, for example, in California about a month ago or six weeks ago, they passed a law. So it is a law that they're going to fund $3.25 billion in middle-mile network construction and then another $1 billion or $2 billion for last mile construction. So if you think about it, in total in California that's, call it, $5 billion. That state alone is almost as much as what the Federal stimulus was in 2009. So there's a lot of state-level programs around the country that I think our customers will be taking advantage of or, in the case of California, it's actually an independent new entity.

Alan Mitrani
Analyst, Sylvan Lake Asset Management

Great. Thank you.

Operator

Thank you. And our next question comes from the line of Jon Lopez with Vertical Group. Your line is open. Please go ahead.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Hey. Thanks very much. Sorry, I had two quick follow-ups. The first one is just Drew, can you give us a sense for the gross margin versus a year ago, you were talking down like 100, 125 basis points. It feels like about flattish or so sequentially, so like what are the factors year-on-year that are driving that?

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah, Jon. I think in part that's going to be fuel-driven. So if you look back at where the price of gas was a year ago, that certainly ticked up some. And then it's really, as we talked about last quarter, there's certain customers that have spent less this year than last year.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Got you. Okay, that helps. And then Steve, the like customer who remains unnamed has kind of been hovering at or above $20 million here for a couple quarters. That hasn't happened I think if we have our numbers right since like 2015, 2016. Is there anything you can tell us about sustainability or visibility into that activity?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think, Jon, it's just illustrative of the amount of interest in deploying fiber networks and the amount of capital that's available across a whole number of suppliers to do it. I mean, there's an alignment in the industry around fiber-to-the-home that we've never seen. So for example, if you think about what we mentioned in our comments in the slides that we had six of our top 10 customers just in the last year initiate plans for over 40 million homes of fiber-to-the-home, I think – and you may have the exact number, but I think the approximate number that's been built kind of industry life to-date is in the low 40s. So you have plans now that double what's been done over the last 17 years and their plans are not to take 17 years to do the next launch. So I think that it's more just illustrative of the appetite for companies and capital to invest in fiber-to-the-home.

Jon D. Lopez
Analyst, The Vertical Trading Group LLC

Got you. Okay, very helpful. Thanks, guys.

Operator

Thank you. And our next question comes from the line of Alex Dwyer with KeyBanc Capital. Your line is open. Please go ahead.

Alex Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Hi, guys. This is Alex on for Sean. Thanks for taking our questions.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Alex.

Alex Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Hey. So six of the top 10 customers have new fiber build plans, 40 million passed plans. Firstly, does this include Lumen and how would you compare this level of activity planned over the next five years to what you saw over the past five years? Some context there would be helpful.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think Alex, as I just said on the last call, I mean, one way to think about it is that the plans, the announced plans are approximately equal to what the entire industry has built since life to-date when it started in 2003, 2004, so that's one way to think about it. And yes, Lumen provided an estimate of what they thought was addressable by fiber. They're working on the plan. We don't – we're not going to say how big it is eventually or how long, but certainly they talked about that. It does not include any impact from the folks that they're divesting to because that's yet to be fleshed out. But, I mean, there is other research out there that might get you to even a bigger number than 40 million, but that's what we could support directly.

Alex Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Very helpful. And secondly, new bookings were light in 2Q. Was something pulled out of backlog or is this all just due to timing?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

It's just due to timing. I mean, it's the summer months and the increase in the Delta variant. We just didn't see the number of awards, but summer is not typically the time where we see a lot of those anyway.

Alex Dwyer
Analyst, KeyBanc Capital Markets, Inc.

Thank you.

Operator

Thank you. And I'm showing no further questions at this time, and I would like to turn the conference back over to Steve Nielsen for any further remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well. Thanks everybody for their participation on the call. Just before we go, Drew had a couple of other statistics to share.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. So for the customer split, telco was at 66.6%, cable was at 22.0%, facility locating was at 8.3%, and electrical and other was at 3.1%.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

And wireless, Drew, was about 6.5%, 7% of the total.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Correct.

Steven E. Nielsen

President, Chief Executive Officer & Director, Dycom Industries, Inc.

Okay. Well, thanks everybody for your time and attendance and we'll talk to you again just before Thanksgiving.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect.